Exhibit 10.12

SERVICE AGREEMENT
for
POINT-TO-POINT
TRANSMISSION SERVICE
executed by the
UNITED STATES OF AMERICA
DEPARTMENT OF ENERGY
acting by and through the
BONNEVILLE POWER ADMINISTRATION
and
WESTERN RENEWABLE POWER, LLC

1. This Service Agreement, dated as of ____________, is entered into by and between the Bonneville Power Administration Transmission Services (Transmission Provider) and Western Renewable Power, LLC (Transmission Customer).

2. The Transmission Customer has been determined by the Transmission Provider to have a Completed Application for Point-to-Point (PTP) Transmission Service under the Transmission Provider's Open Access Transmission Tariff (Tariff).

3. The Transmission Customer has provided to the Transmission Provider a deposit, if applicable, unless such deposit has been waived by the Transmission Provider, for Firm Point-to-Point Transmission Service in accordance with the provisions of Section 17.3 of the Tariff.

4. Service under this Service Agreement for a transaction shall commence on the later of (1) the Service Commencement Date as specified by the Transmission Customer in a subsequent request for transmission service or (2) the date on which construction of any Direct Assignment Facilities and/or Network Upgrades are completed. Service under this Service Agreement shall terminate on such date as mutually agreed upon by the Parties.

5. The Transmission Provider agrees to provide and the Transmission Customer agrees to take and pay for Point-to-Point Transmission Service in accordance with the provisions of Part II of the Tariff and this Service Agreement.

6. Any notice or request made to or by either Party regarding this Service Agreement shall be made to the representative of the other Party as indicated in Exhibit B.

rcvd MAR 27 2008 @ 9.13am
via Fed Ex mn

7. The Tariff, Exhibit A (Specifications for Long-Term Firm Point-to-Point Transmission Service), and Exhibit B (Notices), and Exhibit C (Creditworthiness and Prepayment) are incorporated herein and made a part hereof. Capitalized terms not defined in this Service Agreement are defined in the Tariff.

8. This Service Agreement shall be interpreted, construed, and enforced in accordance with Federal law.

9. This Service Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

10. The Transmission Customer and the Transmission Provider agree that provisions of Section 3201(i) of Public Law 104-134 (Bonneville Power Administration Refinancing Act) are incorporated in their entirety and hereby made a part of this Service Agreement.

IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.

WESTERN RENEWABLE POWER, LLC	UNITED STATES OF AMERICA Department of Energy Bonneville Power Administration
By: [signature]	By: [signature]
Name: Scott Rhees *(Print/Type)*	Name: Eric K. Taylor *(Print/Type)*
Title: Manager	Title: Transmission Account Executive
Date: 3/27/08	Date: 3/27/08

MMcDaniel:mmh3583:1/11/08 (WR:\TMC\CT\Western Renewable Power, LLC\umbrella.doc)

EXHIBIT A
SPECIFICATIONS FOR LONG-TERM FIRM POINT-TO-POINT TRANSMISSION SERVICE

TABLE 1
REQUEST FOR TRANSMISSION SERVICES

Table 1 is not applicable at this time.

TABLE 2
DIRECT ASSIGNMENT AND USE-OF-FACILITIES CHARGES

Facility Charges are not required at this time for the service under this Service Agreement.

TABLE 3
ANCILLARY SERVICE CHARGES

This Table 3 is subject to the ACS-08 Rate Schedule, or successor rate schedules.

		Provided By	Contract No.
1.	**SCHEDULING, SYSTEM CONTROL AND DISPATCH**	Transmission Provider	08TX-13142
2.	**REACTIVE SUPPLY AND VOLTAGE CONTROL**	Transmission Provider	08TX-13142
3.	**REGULATION & FREQUENCY RESPONSE**	Transmission Provider [1]	08TX-13142
4.	**ENERGY IMBALANCE SERVICE**	Transmission Provider[2]	08TX-13142
5.	**OPERATING RESERVE – SPINNING RESERVE**	Transmission Provider[3]	08TX-13142
6.	**OPERATING RESERVE – SUPPLEMENTAL RESERVE**	Transmission Provider[3]	08TX-13142

[1] Regulation & Frequency Response is only applicable to customers serving load in Transmission Provider's Control Area.

[2] Energy Imbalance Service is only applicable to customers serving load in the Transmission Provider's Control Area.

[3] Operating Reserves will be provided by the Transmission Provider. The Transmission Customer may acquire operating reserves from another source, provided it can demonstrate its acquisition as per the Rate Schedule and Tariff, or their replacements, and the Transmission Provider's business practices.

EXHIBIT B
NOTICES

1. NOTICES RELATING TO PROVISIONS OF THE SERVICE AGREEMENT

Any notice or other communication related to this Service Agreement, other than notices of an operating nature (section 2 below), shall be in writing and shall be deemed to have been received if delivered in person, by First Class mail, by facsimile or sent by overnight delivery service.

If to the Transmission Customer:

Western Renewable Power,LLC
5152 N Edgewood Drive, Ste. 375
Provo, UT 84604
Attention: Scott Rhees
Title: Transmission Manager
Phone: (801) 765-1200 Ext. 243
Fax: (801) 374-3314

If to the Transmission Provider:

Attention: Transmission Account Executive for Western Renewable Power, LLC– TSE/TPP-2
Phone: (360) 619-6014
Fax: (360) 619-6940

If by First Class Mail:
Bonneville Power Administration
P.O. Box 61409
Vancouver, WA 98666-1409

If by Overnight Delivery Service:
Bonneville Power Administration – TSE/TPP-2
7500 NE 41st Street, Suite 130
Vancouver, WA 98662-7905

2. NOTICES OF AN OPERATING NATURE

Any notice, request, or demand of an operating nature by the Transmission Provider or the Transmission Customer shall be made either orally or in writing by First Class mail or by facsimile.

If to the Transmission Customer:

Western Renewable Power LLC.
5152 N Edgewood Drive, Ste. 375
Provo, UT 84604
Attention: Scott Rhees
Title: Transmission Manager
Phone: (801) 765-1200 Ext. 243
Fax: (801) 374-3314

If to the Transmission Provider:

Bonneville Power Administration
P.O. Box 491
Vancouver, WA 98666-0491
Attention: Real-Time Scheduling
Phone: **EMERGENCY ONLY**
(360) 695-2650
Fax: (360) 418-8740

3. **SCHEDULING AGENT**

The Transmission Customer has designated the following scheduling agent.

Heber Light and Power
31 South 100 West
Heber City, UT
Attention: Jason Norlen
Title: Generation Manager
Phone: (435) 654-2913
Fax: (435) 654-1682

EXHIBIT C
SPECIAL PROVISIONS
CREDITWORTHINESS AND PREPAYMENT

1. CREDITWORTHINESS REQUIREMENT

Prior to receiving transmission service, the Transmission Customer has demonstrated to the Transmission Provider's sole satisfaction that it meets the Transmission Provider's Creditworthiness requirements per Section 11 of the Tariff.

2. PREPAYMENT FOR SERVICE

(a) The Transmission Customer may meet the Transmission Provider's Creditworthiness requirements by agreeing to prepay for transmission service.

(b) Notwithstanding paragraph 2(g) below, the first prepayment for charges specified in paragraph 2(e) of this Exhibit C shall be due on the date specified in the applicable Table to Exhibit A for Transmission Service under this Service Agreement, in a paragraph providing for prepayment. The Transmission Customer shall make subsequent monthly prepayments of the charges specified in paragraph 2(e) of this exhibit on or before the 15th of each month for service to be provided in the subsequent month. Should the 15th fall on a weekend or Federal holiday, the prepayment must be made on the preceding Business Day. A prepayment must be received by the Transmission Provider prior to the Transmission Provider accepting any reservations or schedules from the Transmission Customer or its Scheduling Agent for transmission service to be provided in the subsequent month.

(c) The Transmission Customer shall wire transfer all prepayments to the Federal Reserve Bank in New York City so that they arrive no later than 2:00 p.m. Eastern Standard or Daylight Time. The Transmission Provider will verify receipt of payment by the Federal Reserve Bank within one Business Day of the wire transfer.

(d) The Transmission Customer shall include the following information on all wire transfers:

(1) ABA number – The ABA number for the Federal Reserve Bank in New York City is 021030004.

(2) Receiving Bank – "TREAS NYC" designates the Federal Reserve Bank in New York City as the receiving bank.

(3) Product Code – "TREAS NYC/CTR."

(4) Account – Agency Location Code of 89001401 directs the payment to the BPA Fund in the U.S. Treasury.

(5) Third Party Information – After "OBI=" the Transmission Customer should indicate "TRANSMISSION PREPAY" in order to identify the payment when it is received.

(e) The Transmission Customer's monthly prepayment shall be based upon the then-current rate schedule for the following services, as applicable, and as adjusted by any service self-supplied by, or third-party supplied to, the Transmission Customer:

(1) Transmission Service and the associated Scheduling, System Control, and Dispatch and Reactive Supply and Voltage Control from Generation Source Ancillary Service charges;

(2) Regulation and Frequency Response Service; Energy Imbalance; Operating Reserve – Spinning Reserve Service; and Operating Reserve – Supplemental Reserve Service ancillary services; and

(3) Other services agreed to be subject to prepayment by the Parties.

(f) The Transmission Provider will specify the monthly prepayment amount associated with *long-term* transmission demand in the applicable Exhibit for Transmission Service under this Service Agreement, in a paragraph providing for prepayment. The Transmission Provider shall revise the Exhibit, as deemed necessary, to reflect changes to the services provided or to update the monthly prepayment amounts, following revisions, if any, to the rate schedules for the applicable service.

(g) The Transmission Provider will specify the monthly prepayment amount associated with *short-term* transmission demand in a separate correspondence. The terms and conditions outlined in this Exhibit shall apply to the Transmission Customer for both long-term and short-term prepayment amounts.

(h) The Transmission Provider shall submit an invoice to the Transmission Customer for all services furnished during the month. The invoice shall include the charges for services described in Section 2(e) (1), (2), and (3) above and shall apply a credit equal to the prepayment received for that month. If prepayment exceeds the charges for the month, the Transmission Provider shall return any overpayment to the Transmission Customer no later than twenty (20) days after the date of the "Final" bill. If the charges for service exceed the amount prepaid, such charges shall be subject to payment by the Transmission Customer in accordance with the Transmission Provider's normal billing procedures.

3. **ASSIGNMENT OR TRANSFER OF TRANSMISSION SERVICE**
From time-to-time, the Transmission Customer may assign all or a portion of its rights under the Service Agreement. The Transmission Customer shall continue to be responsible for meeting the Transmission Provider's Creditworthiness requirements for the portion of rights that the Transmission Customer may assign, including prepaying for transmission service pursuant to Section 2 of this Exhibit. The Parties, however, may specifically agree to release the Transmission Customer from liability for performance of some or all of its obligations associated with such assignment through an amendment to the applicable Exhibit for Transmission Service under this Agreement in accordance with Section 23.2 of the Tariff.

4. **TERMINATION OF PREPAYMENT REQUIREMENT**
This Exhibit shall terminate if the Transmission Customer is determined by the Transmission Provider, in its sole discretion, to be creditworthy pursuant to the Transmission Provider's Tariff Section 11, Creditworthiness, requirements or at such time as the Transmission Customer provides to the Transmission Provider an unconditional and irrevocable letter of credit as security to meet the Transmission Customer's responsibilities and obligations under Section 11 of the Tariff, or an alternative form of security acceptable to the Transmission Provider and consistent with commercial practices established by the Uniform Commercial Code that protect the Transmission Provider against the risk of non-payment.

5. **LATE PAYMENT AND CONTRACT TERMINATION**
If the Transmission Customer fails to make any prepayment as set forth above or to pay any amount owing on its Transmission Bill on or before its due date, the Transmission Provider shall have the right to suspend transmission service for the following month; and, after thirty (30) calendar days following written notice to the Transmission Customer, the Transmission Provider shall have the unrestricted right to terminate this Service Agreement, Contract No. 08TX-13142.